Exhibit 99.1

November 7, 2011	Analyst Contact:	Andrew Ziola
918-588-7163
	Media Contact:	Brad Borrer
918-588-7582

ONEOK Partners to Participate in Tulsa MLP Conference

TULSA, Okla. – Nov. 7, 2011 -- ONEOK Partners, L.P. (NYSE: OKS) will present at the Tulsa Master Limited Partnership Conference on Tuesday, Nov. 8, 2011, in Tulsa, Okla.

Terry K. Spencer, ONEOK Partners chief operating officer, will present.

The company will post the presentation on its website that morning, beginning at 8 a.m. Eastern Standard Time (7 a.m. Central Standard Time).

ONEOK Partners, L.P. (NYSE: OKS) is one of the largest publicly traded master limited partnerships, and is a leader in the gathering, processing, storage and transportation of natural gas in the U.S. and owns one of the nation’s premier natural gas liquids (NGL) systems, connecting NGL supply in the Mid-Continent and Rocky Mountain regions with key market centers. Its general partner is a wholly owned subsidiary of ONEOK, Inc. (NYSE: OKE), a diversified energy company, which owns 42.8 percent of the overall partnership interest. ONEOK is one of the largest natural gas distributors in the United States, and its energy services operation focuses primarily on marketing natural gas and related services throughout the U.S.

For more information, visit the Web site at www.oneokpartners.com.

For the latest news about ONEOK Partners, follow us on Twitter @ONEOKPartners.

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